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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                            BASIC TECHNOLOGIES, INC.

                            (A Colorado Corporation)

                                    ARTICLE I

                                     GENERAL

         1.01 Applicability. These Bylaws provide rules to govern the business and internal affairs of Basic Technologies, Inc., a Colorado corporation (hereinafter, the "Company"). Every shareholder and person who subsequently becomes a shareholder, the Board of Directors, any Committees of the Board of Directors, and the Officers of the Company shall comply with these Bylaws, as amended from time to time. To the extent to which any resolutions heretofore adopted by the Board of Directors conflict with the provisions of these Bylaws, such resolutions are hereby repealed.

         1.02. Principal Office. The principal office of the Company shall be maintained at such location as shall be determined by the Board of Directors from time to time; such office may be within or without the State of Colorado.

         1.03. Other Offices. The Company may have such other offices, within or without the State of Colorado, as the Board of Directors may, from time to time, determine.

         1.04. Registered Office. The registered office of the Company required by the Colorado Corporation Code to be maintained in Colorado may be, but need not be, identical with the principal office if in Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                         STOCK AND THE TRANSFER THEREOF

         2.01. Stock Certificates. The shares of the Company's capital stock shall be represented by consecutively numbered certificates signed by the President or a Vice President and the Secretary or Assistant Secretary of the Company, and sealed with the seal of the Company, or a facsimile thereof. If certificates are signed by a transfer agent, acting in behalf of the Company, and a registrar, the signatures of the officers of the Company may be facsimile signatures. In case any officer who has signed (whether by manual or facsimile signature) shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer on the date of its issue.

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         Each certificate representing shares shall state upon its face:

         (a)      That the Company is organized under the laws of the State of
                  Colorado:

         (b)      The name of the person or persons to whom issued;

         (c) The number, class, and series (if any) of shares which such certificate represents; and

         (d) The par value, if any, of the shares represented by such certificate.

         Each certificate also shall set forth restrictions upon transfer, if any, or a reference thereto, as shall be adopted by the Board of Directors or by the shareholders, or as may be contained in this Article II

         No certificate shall be issued for any share until such share is fully paid.

         2.02. Consideration for Shares. Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Company for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. No shares shall be issued for less than the par value thereof. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Company. Neither promissory notes nor future services shall constitute payment or part payment for shares of the Company.

         2.03. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, and the Board of Directors when authorizing such issue of a new certificate or certificates may in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require; to furnish to the Company a bond in such sum as it may direct, as indemnity against any claim that may be made against the Company; or to do both. Except as provided above in this Paragraph, no new certificate or certificates evidencing shares of stock shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate or certificates are to be issued, shall be surrendered for cancellation.

         2.04. Registered Holder as Owner. The Company shall be entitled to treat the holder of record of any share of stock as the owner thereof entitled to receive dividends and to vote such shares, and accordingly shall not be bound to recognize any equitable or any other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as may be required by a valid proxy or by the laws of the State of Colorado.


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         2.05. Returned Certificates. All certificates for shares changed or returned to the Company for transfer shall be marked by the Secretary or Assistant Secretary "Canceled," with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted into the certificate book.

         2.06. Transfer of Shares. Upon surrender to the Company or to a transfer agent of the Company of a certificate of stock endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Company to issue a new certificate. Each such transfer of stock shall be entered on the stock book of the Company.

         2.07. Transfer Agents. The Board may, in its discretion, appoint one or more transfer agents or registrars for making payment upon any class of stock, bond, debenture or security of the Company. They shall have such rights and duties and shall be paid such compensation as may be agreed.

                                   ARTICLE III

                        SHAREHOLDERS AND MEETINGS THEREOF

         3.01. Annual Meeting. The annual meeting of the Shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such date as shall be determined by resolution of the Board of Directors each year. The place of the annual meeting shall be the principal office of the Company or such other place within or without the State of Colorado as the Board of Directors may determine.

         3.02. Special Meetings. The Board of Directors or the President may call a special meeting of the shareholders at any time. The President shall call a special meeting of the shareholders upon the Secretary's receipt of a request therefor signed by shareholders who in the aggregate hold twenty percent (20%) or more of the total voting power entitled to vote on the matter raised. Business may be transacted or a matter voted upon only if set forth in the special meeting notice.

         3.03. Notice of Meetings. The Secretary shall cause written or printed notice to be given to shareholders of every annual and special meeting, at least ten (10) days before but not more than fifty (50) days before the date of the meeting. The notice of every meeting shall state the date, place, and hour thereof. Notice shall be given as provided for in Article IX of these Bylaws. Notice shall be given by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting; except that if the authorized capital stock is to be increased, then at least thirty (30) days' notice shall be given. If applicable statutes require a certain minimum notice for any particular business to be transacted, then at least that minimum notice shall be given. Notice of any meeting may be waived by submitting a signed waiver or by attendance at the meeting.


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         3.04 Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period not to exceed in any case fifty (50) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of I Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of shareholders not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders for any other proper purpose the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period not to exceed in any case fifty (50) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is given (as defined in Article IX hereof) or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of the shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Paragraph such determination shall apply to any adjournment thereof.

         3.05. Voting List. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least ten (10) days before each meeting of shareholders (except emergency special meetings), a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Company, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         3.06. Quorum. A quorum at any meeting of the shareholders shall consist of a majority of the shares entitled to vote represented in person or by proxy. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter shall be the act of the shareholders. If less than

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one-third (1/3) of the shares entitled to vote be represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time to the same place without further notice. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at a meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         3.07. Proxies. At all meetings of shareholders, a shareholder may vote by proxy, executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary' of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         3.08. Voting of Shares. Each outstanding share shall be entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to vote at a meeting of shareholders.

         3.09. Voting of Shares by Certain Holders. Neither treasury' shares, nor shares of its own stock held by the Company in a fiduciary capacity, nor shares held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares held by an administrator, executor, personal representative, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         3.10. Chairman. The Chairman of the Board of Directors of the Company, or in his absence, the President, shall act as chairman at all meetings of shareholders.

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         3.11. Voting. Voting at any shareholders' meeting shall be oral or by show of hands; provided, that voting shall be by written ballot if such demand is made by any shareholder present in person or by proxy and entitled to vote.

         3.12. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, Such consent shall have the same force and effect as a unanimous vote of the shareholders, and may be stated as such in any articles or document filed with the Secretary' of State of Colorado under the Colorado Corporation Code.

         3.13. Annual Report. The President of the Company shall prepare an annual report which will set forth a statement of affairs of the Company as of a date within ninety (90) days of the Annual Shareholders' Meeting, including a balance sheet and an income statement, and present it at the Annual Meeting of shareholders.

                                   ARTICLE IV

                         DIRECTORS, POWERS AND MEETINGS

         4.01. General Powers. The business and affairs of the Company shall be managed by its Board of Directors, except as otherwise provided in the Colorado Corporation Code or the Articles of Incorporation.

         4.02. Number. Tenure and Qualifications. The number of Directors of the Company shall be no less than three (3) nor more than seven (7), as fixed by resolution of the Board of Directors from time to time. In default of any such resolution, the Company shall have three (3) Directors. Directors shall be elected at each Annual Meeting of Shareholders. Each Director shall hold office until the next Annual Meeting of Shareholders and thereafter until his successor shall have been elected and qualified. Directors need not be residents of Colorado or shareholders of the Company. Directors shall be removable in the manner provided by the Colorado Corporation Code. Directors shall be elected by plurality vote.

         4.03. Vacancies. Any Director may resign at any time by giving written notice to the President or to the Secretary of the Company. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of

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shareholders called for that purpose, and a Director so chosen shall hold office for the term specified in Paragraph 4.02 of this Article.

         4.04. Removal of Directors. Any Director may be removed only in the manner provided in the Company's Articles of Incorporation, as amended, and if no such provision appears in the Articles, any Director may be removed either with or without cause, at any time, by a vote of the shareholders holding a majority of the shares then issued and outstanding and who are entitled to vote for the election of directors, present at any special meeting called for that purpose. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the Board of Directors as provided in Paragraph 4.03 of this Article.

         4.05. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the Annual Meeting of Shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

         4.06. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board, or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

         4.07. Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another at the same time. Such participation shall constitute presence in person at the meeting. All participants in any meeting of Directors, by virtue of their participation and without further action on their part, shall be deemed to have consented to the recording of such meeting by electronic device or otherwise, and to the making of a written transcript thereof, in order that minutes thereof shall be available for the Company's records.

         4.08. Notice. Notice of any special meeting of Directors shall be given at least four (4) days previous thereto by written notice delivered personally or mailed to each Director, or by notice given at least two (2) days prior to the meeting by any means specified in Paragraph 9.01(b) or (c) or in person. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


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         4.09 Quorum. A majority of the number of Directors fixed by, or in accordance with, these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         4.10. Compensation. By resolution of the Board of Directors, any Director may be paid any one or more of the following: his expenses, if any, of attendance at a meeting; a fixed sum for attendance at each meeting; or a stated salary as Director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

         4.11. Presumption of Assent. A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary' of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         4.12. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors, may designate two (2) or more Directors to constitute an Executive Committee, which may exercise all of the authority of the Board of Directors in the management of the Company, during the period of time between meetings of the Board of Directors; but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

         4.13. Action by Directors Without Meeting. Any action required to be taken at a meeting of the Directors of the Company or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Consent shall be sufficient for purposes of this Paragraph if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

         4.14. Chairman of the Board. The Chairman of the Board, if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors and meetings of shareholders at which he is present. He shall, subject to the direction of the Board of Directors, have general supervision over the affairs of the Company, and shall, from time to time, consult with and advise the President in the direction and management of the Company's business and affairs, and shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

         4.15. Bank Accounts, Etc. Anything herein to the contrary notwithstanding, the Board of Directors may, except as may otherwise be required by law, authorize any officer

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or officers, agent or agents, in the name of and on behalf of the Company, to sign checks, drafts, or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the Company at any bank or trust company or banking institution in which the Company may maintain an account, or to cash checks, notes, drafts, or other bankable securities or instruments, and such authority may be general or confined to specific instances, as the Board of Directors may elect.

         4.16. Inspection of Records. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of any kind, and the physical properties of the Company, and also of its subsidiaries. Such inspection may be made personally or by an agent and includes the right to make copies and extracts.

                                    ARTICLE V

                               OFFICERS AND AGENTS

         5.01. General. The Officers of the Company shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may appoint such other officers, and assistant officers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority' and duties as from time to time may be determined by the Board of Directors. The salaries of all the officers of the Company shall be fixed by the Board of Directors. One person may hold any two offices, except that no person may simultaneously hold the offices of President and Secretary. In all cases where the duties of any officer, agent or employee are not prescribed by these Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

         5.02. Election and Term of Office. The officers of the Company shall be elected by the Board of Directors annually at the first meeting of the board held after each Annual Meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following to occur: until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

         5.03. Removal. Any officer or agent may be removed by the Board of Directors or by the Executive Committee whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

         5.04. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

         5.05. President. The President shall, subject to the Direction and supervision of the Board of Directors, be the chief executive officer of the Company and shall have

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general and active control of its affairs and business and general supervision of its officers, agents, and employees. He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute in behalf of the Company written instruments appointing a proxy or proxies to represent the Company, at all meetings of the stockholders of any other Company in which the Company shall hold any stock. He may, on behalf of the Company, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the President, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Company and may execute written consent and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the Board of Directors. The President shall have custody of the Treasurer's bond, if any

         5.06. Vice Presidents. The Vice Presidents shall assist the President and shall perform such duties as may be assigned to them by the President or by the Board of Directors. In the absence of the President, the Vice-President designated by the Board of Directors or (if there be no such designation) designated in writing by the President shall have the powers and perform the duties of the President. If no such designation shall be made all Vice Presidents may exercise such powers and perform such duties.

         5.07. Secretary. The Secretary shall: (a) Keep the minutes of the proceedings of the shareholders, executive committee, and the Board of Directors; (b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) Be custodian of the corporate records and of the seal of the Company and affix the seal to all documents when authorized by the Board of Directors; (d) Keep at its registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Company's transfer agent or registrar; (e) Sign with the President, or a Vice President, certificates for shares of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) Have general charge of the stock transfer books of the Company, unless the Company has a transfer agent; and (g) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

         5.08. Treasurer. The Treasurer shall be the principal financial officer of the Company and shall have the care and custody of all funds, securities, evidence of indebtedness, and other personal property' of the Company and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts and acquittances for monies paid in on account of the Company, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Company of whatever nature upon maturity. He shall perform all other duties incident to the office of the Treasurer and, upon request of the Board, shall make such reports to it as may be required at any time. He shall, if required by the Board, give the Company a bond in such sums, and with such sureties, as shall be satisfactory to the Board, conditioned upon the faithful


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performance of his duties and for the restoration to the Company of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Company. He shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the President. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

         The Treasurer shall also be the principal accounting officer of the Company. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state, and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the President and the Board of Directors statements of account showing the financial position of the Company and the results of its operations.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Each Director, Officer, employee and agent of this Company, and each person who shall serve at its request as a director, officer (or in a functionally equivalent position), agent or employee of another entity shall be indemnified by the Company to the extent and in the manner provided in the Company's Articles of Incorporation, as they may be amended.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01. Declaration of Dividends. The Board of Directors at any regular of special meeting may declare dividends payable out of the surplus of the Company, whenever in the exercise of its discretion it may deem such declaration advisable and such is permitted by law. Such dividends may be paid in cash, property, or shares of the Company.

         7.02 Benefit Programs. The Board of Directors shall have the power to install and authorize any pension, profit sharing, stock option, insurance, welfare, educational, bonus, health and accident, or other benefit program which the Board deems to be in the interest of the Company, at the expense of the Company, and to amend or revoke any plan so adopted.

         7.03 Corporate Seal. The corporate seal of the Company shall be circular in form and shall contain the name of the Company and the words "Seal, Colorado."

         7.04 Captions. The captions herein are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope of these Bylaws, or the intent of any provision hereof.

         7.05. Fiscal Year. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Company. Any such adoption of or change in the fiscal year shall not constitute nor require an amendment to these Bylaws.

                                  ARTICLE VIII

                              AMENDMENTS TO BYLAWS

         These Bylaws may be amended or repealed in the manner provided for in the Articles of Incorporation, or if none is there provided, by majority vote of the Board of Directors, taken at any meeting or by written consent, subject to the shareholders' right to change or repeal any Bylaws so made. Bylaws amendments may be proposed by any Director.

                                   ARTICLE IX

                                     NOTICES

         9.01 Giving of Notice. Except as otherwise provided by the Colorado Corporation Code, these Bylaws, the Company's Articles of Incorporation, or resolution of the Board of Directors, every meeting notice or other notice, demand, bill, statement, or other communication (collectively, "Notice") to or from the Company from or to a Director, Officer, or shareholder shall be duly given if it is written or printed and is (a) sent by first class mail or by overnight service of the U.S. Postal Service, postage prepaid, (b) sent by any established overnight air courier service, such as Federal Express, Emery, Airborne, or UPS, (c) sent by telegraph, tested telex, or other tested facsimile transmission, (d) delivered by any commercial messenger service which regularly retains its receipts, or (e) personally delivered, provided a receipt is obtained reflecting the date of delivery. Notice shall not be duly given unless all delivery or postage charges are prepaid. Notice shall be given to an addressee's most recent address as it appears on the Company's records. A Notice shall be deemed "given" when dispatched for delivery, or if mailed, on the date postmarked. This Paragraph shall not have the effect of shortening any notice period provided for in these Bylaws. 9.02 Waiver of Notice. Any Notice required by the Colorado Corporation Code, the Articles of Incorporation, or these Bylaws may be waived in writing at any time by the person entitled to the Notice, and such waiver shall be equivalent to the giving of Notice. Notice of any meeting shall be waived by attendance (if a shareholders' meeting, in person or by proxy) at the meeting. A waiver of Notice of a special meeting of shareholders shall state the purpose for which the meeting was called or the business to the transacted thereat.

         APPROVED AND ADOPTED as of the twenty-first day of January 1998.

                                        /s/ JAMES L. SPEIR
                                            ------------------------
                                            James L. Speir, Director

                                        /s/ JANINE KREUTER
                                            ------------------------
                                            Janine Kreuter, Director